Exhibit 10.5

PROMISSORY NOTE

$120,000,000.00	March 31, 2009

Loan No. 706108165

FOR VALUE RECEIVED, FELCOR/CSS (SPE), L.L.C., a Delaware limited liability company (“Borrower”), promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender”, which shall also mean successors and assigns who become holders of this Note), at Two Ravinia Drive, Suite 1400, Atlanta, Georgia 30346-2110, the principal sum of ONE HUNDRED TWENTY MILLION AND NO/100 U.S. DOLLARS ($120,000,000.00), or so much thereof as shall be disbursed hereunder or under that certain Loan Agreement of even date herewith by and between Borrower and Lender (the “Loan Agreement”) and shall from time to time be outstanding and unpaid, together with interest on the unpaid balance (“Balance”) at the rate of nine and two hundredths percent (9.02%) per annum (“Note Rate”) from and including the date of the First Disbursement (“Funding Date”) until Maturity (defined below). Capitalized terms used without definition shall have the meanings ascribed to them in the Loan Agreement.

1.	Payments. Principal and interest shall be payable as follows:

(a)       Interest from and including the Funding Date to April 5, 2009 shall be due and payable on the Funding Date.

(b)       Principal and interest shall be paid in thirty (30) monthly installments of One Million Two Hundred One Thousand Two Hundred Ten and 12/100 Dollars ($1,201,210.12) each, commencing on May 5, 2009 and continuing on the fifth (5th) day of each succeeding month to and including October 5, 2011; provided that, upon the Second Disbursement, monthly payments of principal and interest shall be recalculated using a Balance of $120,000,000.00, a 180-month amortization period and the Note Rate. Each payment due date under Paragraphs 1(b) and 1(c) of this Note is referred to as a “Due Date”.

(c)       Principal and interest shall be paid in thirty (30) monthly installments of One Million Eight Thousand Six Hundred Seventy-Nine and 63/100 Dollars ($1,008,679.63) each, commencing on November 5, 2011 and continuing on the fifth (5th) day of each succeeding month to and including April 5, 2014.

(d)       The entire Obligations (as defined in the Instruments) shall be due and payable on April 5, 2014 (“Maturity Date”). “Maturity” shall mean the Maturity Date or earlier date that the Obligations may be due and payable by acceleration by Lender as provided in the Documents.

(e)       Interest on the Balance for any full month shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. For any partial month, interest shall be due in an amount equal to (i) the Note Rate divided by 360 multiplied by (ii) the number of days any Balance is outstanding through and including the day of payment.

2.	Acceleration and Default Interest.

(a)       Acceleration. Upon an Event of Default, Lender may declare the Balance, unpaid accrued interest, the Prepayment Premium (defined below) and all other Obligations immediately due and payable in full.

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(b)       Default Rate. Upon an Event of Default or at Maturity, whether by acceleration (due to a voluntary or involuntary default) or otherwise, the entire Obligations (excluding accrued but unpaid interest if prohibited by law) shall bear interest at the Default Rate. The “Default Rate” shall be the lesser of (i) the maximum rate allowed by law or (ii) five percent (5%) plus the greater of (A) the Note Rate or (B) the prime rate (for corporate loans at large United States money center commercial banks) published in the Wall Street Journal on the first Business Day (defined below) of the month in which the Event of Default or Maturity occurs and on the first Business Day of every month thereafter. The term “Business Day” shall mean each Monday through Friday except for days in which commercial banks are not authorized to open or are required by law to close in New York, New York.

3.        No Usury. Under no circumstances shall the aggregate amount paid or to be paid as interest under this Note exceed the highest lawful rate permitted under applicable usury law (“Maximum Rate”). If under any circumstances the aggregate amounts paid on this Note shall include interest payments which would exceed the Maximum Rate, Borrower stipulates that payment and collection of interest in excess of the Maximum Rate (“Excess Amount”) shall be deemed the result of a mistake by both Borrower and Lender and Lender shall promptly credit the Excess Amount against the Balance or refund to Borrower any portion of the Excess Amount which cannot be so credited.

4.        Security and Documents Incorporated. This Note is the Note referred to and secured by the Instruments and is secured by the Property. Borrower shall observe and perform all of the terms and conditions in the Documents. The Documents are incorporated into this Note as if fully set forth in this Note.

5.        Treatment of Payments. All payments under this Note shall be made, without offset or deduction, (a) in lawful money of the United States of America at the office of Lender or at the place (and in the manner) Lender may specify by written notice to Borrower, (b) in immediately available federal funds, and (c) if received by Lender prior to 2:00 p.m. local time at such place, shall be credited on that day or else, at Lender’s option, shall be credited on the next Business Day. Initially (unless waived by Lender), and until Lender shall direct Borrower otherwise, Borrower shall make all payments due under this Note in the manner set forth in Section 2.03 of the Loan Agreement. If any Due Date falls on a day which is not a Business Day, then the Due Date shall be deemed to have fallen on the next succeeding Business Day.

6.        Joint and Several Liability. This Note shall be the joint and several obligation of all makers, endorsers, guarantors and sureties, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

7.        Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which became payable hereunder or under the other Documents absolutely and unconditionally and without abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

8.        Certain Waivers. Borrower and all others who may become liable for the payment of all or any part of the Obligations do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of non-payment and notice of intent to accelerate the maturity hereof (and of such acceleration). No release of any security for the Obligations or extension of time for

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payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Instrument or the other Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other who may become liable for the payment of all or any part of the Obligations, under this Note, the Instrument and the other Documents.

9.        WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.

10.      Governing Law. This Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and intended to be performed in such state, without giving effect to principles of conflicts of laws, and any applicable law of the United States of America.

11.      Limitation on Personal Liability. The terms and provisions of Section 7.01 of the Loan Agreement are hereby incorporated in and made a part of this Note by this reference.

12.      Prepayment. This Note may be prepaid, in whole or in part, only in accordance with the terms of Section 2.07 of the Loan Agreement.

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[signature page to promissory note]

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the date first set forth above.

BORROWER:

FELCOR/CSS (SPE), L.L.C., a Delaware limited liability company

By:
Name:
Title:

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